UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2013

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(864) 231-1200

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement with David Gren

On July 25, 2013, the Company’s subsidiary, Hampshire International, LLC, entered into an Amended and Restated Employment Agreement (the “New Agreement”) with David Gren dated as of July 24, 2013. The New Agreement amends and restates the employment agreement with Mr. Gren dated June 13, 2011. Under the New Agreement:

●	Mr. Gren will continue to serve as President and General Manager of Hampshire International and Rio Garment;

●	The term of employment will be extended to December 31, 2014;

●	Mr. Gren will be entitled to an increase in his annual base salary from $425,000 to $479,000; and

●

Mr. Gren will continue to be eligible to receive an annual incentive bonus award determined by the Compensation Committee in respect of each fiscal year (with a target bonus of 50% of his base salary and a maximum bonus of 150% of his base salary); however, the New Agreement changes the method of calculating the actual amount of the annual incentive bonus.

The description of the New Agreement is qualified by reference to the full text of the New Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amended and Restated Employment Agreement, dated as of July 24, 2013, by and among Hampshire International, LLC, Hampshire Group, Limited and David Gren (omitted schedules will be supplied to the SEC upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Trey A. Darwin
Name: Trey A. Darwin
Title: Vice President and Chief Financial Officer

Dated: July 25, 2013

Exhibit Index

Exhibit No.	Description

10.1

Amended and Restated Employment Agreement, dated as of July 24, 2013, by and among Hampshire International, LLC, Hampshire Group, Limited and David Gren (omitted schedules will be supplied to the SEC upon request).